Exhibit 99


                Ameron International Announces Quarterly Dividend

     PASADENA, Calif.--(BUSINESS WIRE)--Sept. 25, 2006--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable November 21, 2006 to stockholders of record on October 26, 2006.


     CONTACT: Ameron International Corporation
              James R. McLaughlin, 626-683-4000